UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2017

SSB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-220403	82-2776224
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

8700 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (412) 837-6955

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 21, 2017, at a Special Meeting of Depositors of SSB Bank, the depositors of SSB Bank voted to approve SSB Bank’s Plan of Mutual Holding Company Reorganization and Minority Stock Issuance (the “Plan of Reorganization”), pursuant to which SSB Bank proposes to reorganize into the mutual holding company structure.

In accordance with the Plan of Reorganization, SSB Bancorp, Inc., the proposed subsidiary holding company for SSB Bank, conducted a subscription offering of shares of its common stock to, in order of priority, eligible account holders of SSB Bank, SSB Bank’s tax-qualified employee benefit plans, and supplemental eligible account holders of SSB Bank. The subscription offering expired on December 14, 2017, and was oversubscribed in the supplemental eligible account holders category.

The mutual holding company reorganization, including the stock offering by SSB Bancorp, Inc., is expected to close in mid-January 2018, subject to the receipt of final regulatory approval and the satisfaction of other customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 21, 2017	SSB BANCORP, INC.

	By:	/s/ J. Daniel Moon, IV
J. Daniel Moon, IV
President, Chief Executive Officer and Chief Financial Officer